Exhibit 1.2

EXECUTION VERSION
MOLECULAR PARTNERS AG

SALES AGREEMENT
July 1, 2022

SVB SECURITIES LLC
1301 Avenue of the Americas, 12th Floor
New York, New York 10019

Ladies and Gentlemen:
Molecular Partners AG, stock corporation (Aktiengesellschaft) organized under the laws of Switzerland (the “Company”), confirms its agreement (this “Agreement”) with SVB Securities LLC (the “Agent”), as follows:
1.Issuance and Sale of Securities. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agent, acting as sales agent, of common shares with a nominal value of CHF 0.10 each (the “Common Shares”) to be delivered in the form of American Depositary Shares (the “ADSs”), each representing one Common Share, subject to the limitations set forth in Section 5(c) (the “Placement Shares”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the aggregate gross sales price of Placement Shares that may be issued and sold under this Agreement from time to time shall be the sole responsibility of the Company, and that the Agent shall have no obligation in connection with such compliance. The issuance and sale of Placement Shares through the Agent will be effected pursuant to the Registration Statement (as defined below) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on July 1, 2022 and to be declared effective by the Commission, although nothing in this Agreement shall be construed as requiring the Company to issue any Placement Shares.
The Company has prepared and will file, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form F-3, including (a) a base prospectus, relating to certain securities, including the Underlying Common Shares (as defined below), to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), and (b) a prospectus supplement specifically relating to the Placement Shares to be issued from time to time pursuant to this Agreement (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to the Agent, for use by the Agent, copies of the base prospectus included as part of such registration statement at the time it becomes effective, as supplemented by the Prospectus Supplement. The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable, with respect to the Placement Shares provided, however, that Agent is provided with a reasonable opportunity to review any such registration statement or prospectus. Except where the context otherwise requires, such registration statement, including any amendments thereto and all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed

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with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or Rule 462(b) under the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus” (as used herein, as defined in Rule 433 under the Securities Act (“Rule 433”)), relating to the Placement Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.”
A registration statement on Form F-6 (File No. 333-256924), and any amendments thereto, in respect of the ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to the Agent and, excluding exhibits, has been declared effective by the Commission; no other document with respect to such registration statement has heretofore been filed with the Commission; (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”).
Any reference herein to the Registration Statement, the ADS Registration Statement, the Prospectus Supplement, the Prospectus or any issuer free writing prospectus shall be deemed to refer to and include the documents, if any, that are or are deemed to be incorporated by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, ADS Registration Statement, the Prospectus Supplement, the Prospectus or any issuer free writing prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the most-recent effective date of the Registration Statement, ADS Registration Statement or the respective dates of the Prospectus Supplement, Prospectus or such issuer free writing prospectus, as the case may be, and incorporated therein by reference. For purposes of this Agreement, all references to the Registration Statement, the ADS Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System or, if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”). Unless the context otherwise requires, each reference to the ADSs or the Placement Shares herein also includes the Common Shares underlying such ADSs and Placement Shares (the “Underlying Common Shares”).
2.Placements. Each time that the Company wishes to issue and sell any Placement Shares through the Agent hereunder (each, a “Placement”), it will notify the Agent by email notice (or other method mutually agreed to in writing by the parties) (each such notice, a “Placement Notice”) containing the parameters in accordance with which it desires such Placement Shares to be sold, which at a minimum shall include the maximum number or dollar amount of Placement Shares to be sold, the time period during which sales are requested to be made, any limitation on the number or amount of Placement Shares that may be sold in any one Trading Day (as defined in Section 3), any minimum price below which sales may not be made and any other limitations and conditions required by Swiss law, a form of which containing such minimum sales parameters is attached hereto as Schedule 1. The Placement Notice must originate from one of the individuals authorized to act on behalf of the Company and set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such Schedule 2), and shall be addressed to each of the recipients from the Agent set forth on Schedule 2, as such Schedule 2 may be updated by either party from time to time by sending a written notice containing a revised Schedule 2 to the other party in the manner provided in Section 12 (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply). The Placement Notice shall be effective

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upon receipt by the Agent unless and until (i) in accordance with the notice requirements set forth in Section 4, the Agent declines to accept the terms contained therein for any reason, in its sole discretion, within two Trading Days of the date the Agent receives the Placement Notice, (ii) in accordance with the notice requirements set forth in Section 4, the Agent suspends sales under the Placement Notice for any reason in its sole discretion, (iii) the entire amount of the Placement Shares has been sold pursuant to this Agreement, (iv) in accordance with the notice requirements set forth in Section 4, the Company suspends sales under or terminates the Placement Notice for any reason in its sole discretion, (v) the Company issues a subsequent Placement Notice and explicitly indicates that its parameters supersede those contained in the earlier dated Placement Notice or (vi) this Agreement has been terminated pursuant to the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to the Agent in connection with the sale of the Placement Shares effected through the Agent shall be calculated in accordance with the terms set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Agent and the Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control with respect to the matters covered thereby.
3.Sale of Placement Shares by the Agent. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, including Section 5(c), upon the Agent’s acceptance of the terms of a Placement Notice as provided in Section 2, and unless the sale of the Placement Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Global Select Market (“Nasdaq”) to sell such Placement Shares up to the number or amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The Agent will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number or amount of Placement Shares sold on such Trading Day, the volume-weighted average price of the Placement Shares sold and the Net Proceeds (as defined below) payable to the Company. Unless otherwise specified by the Company in a Placement Notice, the Agent may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act, including sales made directly on or through Nasdaq, on or through any other existing trading market for the ADSs or to or through a market maker. If expressly authorized by the Company (including in a Placement Notice), the Agent may also sell Placement Shares in negotiated transactions. Notwithstanding the provisions of Section 6(ppp), except as may be otherwise agreed by the Company and the Agent, the Agent shall not purchase Placement Shares on a principal basis pursuant to this Agreement unless the Company and the Agent enter into a separate written agreement setting forth the terms of such sale. The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Placement Shares, (ii) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq to sell such Placement Shares as required under this Agreement and (iii) the Agent shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement unless the Company and the Agent enter into a separate written agreement setting forth the terms of such sale. For the purposes hereof, “Trading Day” means any day on which the ADSs are purchased and sold on Nasdaq.
4.Suspension of Sales.

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(a)The Company or the Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. While a suspension pursuant to this Section 4(a) is in effect, any obligation under Sections 7(m), 7(n), 7(o) and 7(p) with respect to the delivery of certificates, opinions, or comfort letters to the Agent, shall be waived (and be deemed waived). Each of the parties agrees that no such notice under this Section 4 shall be effective against the other party unless notice is sent by one of the individuals named on Schedule 2 hereto to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply).
(b)Notwithstanding any other provision of this Agreement, during any period in which the Company is, or could be deemed to be, in possession of material non-public information, the Company and the Agent agree that (i) no sale of Placement Shares will take place, (ii) the Company shall not request the sale of any Placement Shares and shall suspend or cancel any effective Placement Notices instructing the Agent to make any sales and (iii) the Agent shall not be obligated to sell or offer to sell any Placement Shares.
5.Settlement and Delivery of the Placement Shares.
(a)Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second Trading Day (or such earlier day as is industry practice or as is required for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate gross sales price received by the Agent at which such Placement Shares were sold, after deduction of (i) the Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to the Agent hereunder pursuant to Section 7(g) hereof and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.
(b)Delivery of Placement Shares. On or before each Settlement Date, the Company will issue from treasury the Placement Shares being sold on such date and will, or will cause its transfer agent to, electronically transfer such Placement Shares by crediting the Agent’s or its designee’s account (provided the Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be duly issued, freely tradeable, transferable (subject to the limitations set forth in the Company's articles of association), registered Placement Shares in good deliverable form. On each Settlement Date, the Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on or prior to the Settlement Date. The Agent shall be responsible for providing DWAC instructions or other instructions for delivery by other means with regard to the transfer of the Placement Shares being sold. In addition to and in no way limiting the rights and obligations set forth in Section 9(a) hereto, the Company agrees that if the Company defaults in its obligation to deliver duly issued, freely tradeable, transferable (subject to the limitations set forth in the Company's articles of association), registered Placement Shares in good deliverable form by 2:30 P.M., New York City time, on a Settlement Date (other than as a result of a failure by the Agent to provide instructions for delivery), the Company will (i) take all necessary action to cause the full amount of any Net Proceeds that were delivered to the Company’s account with respect to such settlement, together with any costs incurred by the Agent and/or its clearing firm in connection with recovering such Net Proceeds, to be immediately returned to the Agent or its

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clearing firm no later than 5:00 P.M., New York City time, on such Settlement Date, by wire transfer of immediately available funds to an account designated by the Agent or its clearing firm, (ii) indemnify and hold the Agent and its clearing firm harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (iii) pay to the Agent (without duplication) any commission, discount or other compensation to which it would otherwise have been entitled absent such default.
(c)Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate number or gross sales proceeds of Placement Shares sold pursuant to this Agreement would exceed the lesser of: (i) the number or dollar amount of Common Shares and Underlying Common Shares in the form of ADSs registered pursuant to, and available for offer and sale under, the Registration Statement and the ADS Registration Statement, pursuant to which the offering of Placement Shares is being made, (ii) the number of Common Shares that can be issued from the Company’s authorized share capital, (iii) the number or dollar amount of Common Shares and Underlying Common Shares in the form of ADSs permitted to be offered and sold by the Company under Form F-3 (including General Instruction I.B.5., if applicable) thereof, if such instruction is applicable), (iv) the number or dollar amount of Common Shares and Underlying Common Shares in the form of ADSs that the Company’s board of directors or a duly authorized committee thereof is authorized to issue and sell from time to time, and notified to the Agent in writing, (v) the dollar amount of Common Shares and Underlying Common Shares for which the Company has filed the Prospectus Supplement or (vi) the number or dollar amount of Common Shares in the form of ADSs allowed under Swiss law or any applicable rule or regulation applies to the SIX Swiss Exchange AG (together with SIX Exchange Regulation AG, “SIX”). Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if there are not sufficient Common Shares and Underlying Common Shares available for issuance as Placement Shares. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof, and notified to the Agent in writing. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that compliance with the limitations set forth in this Section 5(c) on the number or dollar amount of Placement Shares that may be issued and sold under this Agreement from time to time shall be the sole responsibility of the Company, and that the Agent shall have no obligation in connection with such compliance.
6.Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Agent that as of the date of this Agreement, and as of (i) each Representation Date (as defined in Section 7(m)), (ii) each date on which a Placement Notice is given, (iii) the date and time of each sale of any Placement Shares pursuant to this Agreement and (iv) each Settlement Date (each such time or date referred to in clauses (i) through (iv), an “Applicable Time”):
(a)Compliance with Registration Requirements. The Company and the transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form F-3 (including General Instructions I.A and I.B.1.) under the Securities Act. The Registration Statement will be filed with the Commission and will be declared effective by the Commission under the Securities Act prior to the issuance of any Placement Notices by the Company. The ADS Registration Statement filed with the commission has been declared effective by the Commission under the Securities Act. At the time the Registration Statement originally became effective and was filed with the Commission, the Company met the then-applicable requirements for use of Form F-3 (including General Instructions I.A and I.B.1.) under the Securities Act. The Registration Statement meets, and the offering and sale of Placement Shares as contemplated hereby comply with, the requirements of Rule 415(a)(1)(x) under the Securities Act. The Agent is named as the agent engaged by the Company in the section entitled “Plan of Distribution” in the Prospectus Supplement. The Company has not received, and has no notice from the Commission of, any notice pursuant to Rule 401(g)(1) under the Securities Act

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objecting to the use of the shelf registration statement form. No stop order of the Commission preventing or suspending the use of the base prospectus, the Prospectus Supplement or the Prospectus, or the effectiveness of the Registration Statement or the ADS Registration Statement, has been issued, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. At the time of the initial filing of the Registration Statement, the Company paid the required Commission filing fees relating to the securities covered by the Registration Statement, including the Placement Shares that may be sold pursuant to this Agreement, in accordance with Rule 457(o) under the Securities Act. Copies of the Registration Statement, the ADS Registration Statement, Prospectus, any such amendments or supplements to any of the foregoing and all Incorporated Documents that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Agent and its counsel.
(b)Each of the Registration Statement, the ADS Registration Statement and any post-effective amendment thereto, at the time each became or becomes effective, at each deemed effective date with respect to the Agent pursuant to Rule 430B(f)(2) under the Securities Act and as of each Applicable Time, complied, complies and will comply in all material respects with the requirements of the Securities Act and did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that the representations and warranties set forth in this sentence do not apply to Agent’s Information (as defined below). The Prospectus and any amendment or supplement thereto, when so filed with the Commission under Rule 424(b) under the Securities Act, complied, complies and as of each Applicable Time will comply in all material respects with the requirements of the Securities Act, and each Prospectus Supplement, Prospectus or issuer free writing prospectus (or any amendments or supplements to any of the foregoing) furnished to the Agent for use in connection with the offering of the Placement Shares was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Neither the Prospectus nor any amendment or supplement thereto, as of its date and as of each Applicable Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Agent furnished to the Company in writing by such Agent expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information is the Agent’s Information. Each Incorporated Document heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and was filed on a timely basis with the Commission, and any further Incorporated Documents so filed and incorporated after the date of this Agreement will be filed on a timely basis and, when so filed, will conform in all material respects with the requirements of the Exchange Act; no such Incorporated Document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and no such Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(c)Ineligible Issuer. (i) At the time of filing the Registration Statement and the ADS Registration Statement and (ii) at the time of the execution of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

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(d)Reporting Obligations. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The ADSs and the Common Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act.
(e)SIX Listing. All issued and outstanding ADSs are properly listed on Nasdaq and all Common Shares are properly listed on the SIX pursuant to the International Reporting Standard (the “Listing”). The Company has furnished from time to time any and all documents, instruments, information and undertakings, published all advertisements and other material that are necessary in order to maintain the Listing and has taken all other such actions as may be required by the SIX in order to comply in all material respects with the listing rules of the SIX (“Listing Rules”) and in particular the duty of notifying the market in the event of developments relevant to the share price (ad-hoc publicity), and any other duty of notification to the SIX. The Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the ADSs or the Common Shares under the Exchange Act, delisting the ADSs from Nasdaq or delisting the Common Shares from the SIX, nor has the Company received any notification that the Commission, Nasdaq, Swiss Financial Market Supervisory Authority (“FINMA”) or the SIX is contemplating terminating such registration or listing.
(f)Disclosure. The information set forth in the Company’s annual report for the financial year ended December 31, 2021 and any media release, investor presentations and other reports and information published by the Company since January 1, 2022 or filed with SIX does not contain any untrue, inaccurate or misleading statement of a material fact or any statement of a material fact in breach of statutory or regulatory (including stock exchange regulations) requirements and does not omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such materials, when they were filed, published or sent, conformed to the applicable requirements of the SIX and applicable Swiss law.
(g)SIX Listing of Shares. The admission of the Underlying Common Shares to listing and to trading in accordance with the International Reporting Standard of the SIX has been duly granted, subject to customary conditions, by SIX, such admission to become effective in each case on or prior to the applicable Settlement Date.
(h)Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiary included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company and its consolidated subsidiary as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement and the Prospectus present fairly in all material respects the information required to be stated therein; the other financial information included in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiary and presents fairly in all material respects the information shown thereby; if applicable, all disclosures included in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. To the extent applicable, any pro forma financial statements, information or data included or incorporated by reference in the Registration Statement and the Prospectus comply with the requirements of Regulation S-X of the Securities Act, including, without limitation, Article 11 thereof, fairly present the information set forth herein, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the circumstances referred to therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. There are no financial statements (historical or pro

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forma) that are required to be included or incorporated by reference in the Registration Statement or the Prospectus that are no included or incorporated by reference therein as required.
(i)No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement and the Prospectus, (i) there has not been any change in the share capital (other than the issuance of Common Shares upon exercise of share options or vesting of performance share units (“PSUs”) or restricted share units (“RSUs”) to the Company’s current or former directors, employees, consultants, advisors and management pursuant to its existing equity incentive plans described in the Registration Statement and the Prospectus), short-term debt or long-term debt of the Company or its subsidiary, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of shares, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiary taken as a whole; (ii) neither the Company nor its subsidiary has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiary taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiary taken as a whole; and (iii) neither the Company nor its subsidiary has sustained any loss or interference with its business that is material to the Company and its subsidiary taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority (including stock exchange authorities), except in each case as otherwise disclosed in the Registration Statement and the Prospectus.
(j)No Postponement of Disclosure. With the exception of resolutions that may have been adopted by the Company’s Board of Directors (but not made public) relating to or in connection with the subject matter of this Agreement, (i) the Company has made public all information required to be made public by applicable law and regulation (including stock exchange regulations), (ii) the Company does not suspend the publication (kein Bekanntgabeaufschub) of ad hoc relevant information, (iii) the Company does not have any information concerning itself or its subsidiary which, if made public, would have a significant effect upon the market price of the Common Shares or ADSs, and (iv) the offering and sale of the Placement Shares will not constitute a violation by it of any applicable law prohibiting insider trading in securities.
(k)Incorporation and Good Standing. The Company and its subsidiary have been duly incorporated and are validly existing and (if applicable) in good standing (or their jurisdictional equivalent, if any) under the laws of their respective jurisdictions of organization, are not in liquidation or receivership, are duly qualified to do business and are (if applicable) in good standing (or their jurisdictional equivalent, if any) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing (or their jurisdictional equivalent, if any) or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations, competitive position or prospects of the Company and its subsidiary taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiary listed in Exhibit 8.1 of its most recent Annual Report on Form 20-F filed with the Commission.
(l)Insolvency. Neither the Company nor its subsidiary is the subject of any insolvency or bankruptcy proceedings, is over-indebted (in case of the Company within the meaning of article 725 para. 2 of the Swiss Code of Obligations) or is unable to pay its debts when due or is otherwise insolvent. No order has been made, petition presented or resolutions passed for the winding up of the Company or its subsidiary and no meeting has been convened

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for the purpose of winding up the Company or its subsidiary. Neither the Company nor its subsidiary has been a party to any transaction which could be voided in a winding up. No steps have been taken for the appointment of an administrator or receiver (including an administrative receiver) of all or any part of the assets of the Company or its subsidiary. Neither the Company nor its subsidiary has commenced negotiations with its creditors or any class of its creditors with a view to rescheduling any of its indebtedness or has made or proposed any arrangement or composition with its creditors or any class of its creditors by reason of actual or anticipated financial difficulties.
(m)Capitalization. The Company has the issued share capital, the authorized share capital and the conditional share capital, in each case as reflected in the commercial register and/or the Company’s articles of association, as the case may be, as set forth in the Registration Statement and the Prospectus under the heading “Description of Share Capital and Articles of Association”; all the issued shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in, or expressly contemplated by the Registration Statement and the Prospectus, there are no outstanding rights granted by the Company or any of its affiliates (including, without limitation, subscription rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares or other equity interest in the Company or its subsidiary, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any shares of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the share capital of the Company conforms in all material respects to the description thereof contained in the Registration Statement, ADS Registration Statement or the Prospectus; and all the outstanding shares or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer (subject to the limitations set forth in the Company’s articles of association) or any other similar claim of any third party.
(n)Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiary (the “Company Stock Plans”), (i) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the Board of Directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (ii) each such grant was made in accordance with the terms of the Company Stock Plans and all other applicable laws and regulatory rules (including stock exchange regulations) or requirements, any other exchange on which Company securities are traded, and (iii) each such grant was properly accounted for in accordance with IFRS in the financial statements (including the related notes) of the Company. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiary or their results of operations or prospects.
(o)Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of the Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken. The Registration Statement, ADS Registration Statement, the Prospectus and the publication thereof have been duly approved by the Company.
(p)The Shares. The Underlying Common Shares to be issued and delivered by the Company in connection with the transactions contemplated by this Agreement have been or will be duly authorized by the Company and, when issued and delivered and paid for, will be duly and validly issued as uncertificated securities (Wertrechte), will be fully paid and non-assessable and

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will conform to the descriptions thereof in the Registration Statement, ADS Registration Statement and the Prospectus. The subscription rights of the existing shareholders of the Company in connection with the issuance of the Underlying Common Shares have been validly excluded. The Underlying Common Shares will at all times rank pari passu in all respects with all other outstanding Common Shares, including their entitlement to dividends and granting the same voting and economic rights. Upon delivery of the Underlying Common Shares to the Depositary (the “Depositary”) pursuant to the deposit agreement dated June 18, 2021 (the “Deposit Agreement”), good and valid title to such Underlying Common Shares will pass to the Depositary and the Underlying Common Shares will be free and clear of all liens, pledges, security interests, charges or other encumbrances (including without limitation any security interest under articles 24 and 25 of the Swiss Federal Intermediated Securities Act), and no person will have any pre-emptive right, right of first refusal or other third party right of any nature (whether in rem or in personam), or security interest of any kind or any agreement to create any of the foregoing. The Underlying Common Shares, when issued and delivered and paid for as provided herein, will be, subject only to any restrictions applicable under the Company’s articles of association, freely transferable except as otherwise described in the Registration Statement and the Prospectus, and will not be subject to any third party rights granted by the Company or its subsidiary other than as contemplated by this Agreement. The Underlying Common Shares may be freely deposited by the Company with the Depositary against issuance of the Placement Shares; the Placement Shares to be sold by the Company, when issued and delivered against payment thereof, will be freely transferable by the Company to or for the account of the Agent; and there are no restrictions on subsequent transfers of the Placement Shares under the laws of Switzerland or the United States except as disclosed in the Registration Statement or the Prospectus under “Description of Share Capital and Articles of Association,” and “Description of American Depositary Shares.”
(q)Transaction Documents. Each of the Agreement and the Deposit Agreement (together the “Transaction Documents”) has been duly authorized by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability, including rights of indemnification, may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity or general application (including, but not limited to, the abuse of rights (Rechtsmissbrauch) and the principle of good faith (Grundsatz von Treu und Glauben)).
(r)Description of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, ADS Registration Statement and the Prospectus.
(s)No Violation or Default. Neither the Company nor its subsidiary is (i) in violation of its articles, charter, organizational regulations or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or its subsidiary is a party or by which the Company or its subsidiary is bound or to which any property or asset of the Company or its subsidiary is subject; or (iii) in violation of any law or statute applicable to the Company or its subsidiary or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority (including stock exchange authorities) having jurisdiction over the Company or its subsidiary, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
(t)No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and delivery of the Underlying Common Shares, the issuance and sale of the Placement Shares and the consummation of the transactions contemplated by the Transaction Documents or the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in

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the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or its subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or its subsidiary is a party or by which the Company or its subsidiary is bound or to which any property, right or asset of the Company or its subsidiary is subject, (ii) result in any violation of the provisions of the articles, charter, organizational regulations or by-laws or similar organizational documents of the Company or its subsidiary or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority (including stock exchange authorities), except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.
(u)No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority (including stock exchange authorities) is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and delivery of the Underlying Common Shares, the issuance and sale of the Placement Shares and the consummation by the Company of the transactions contemplated by the Transaction Documents, except such (i) as have been already obtained or made and/or (ii) as may be required (A) with regards to the issuance and sale of the Placement Shares, for the registration of the ADSs under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities or foreign securities laws in connection with the purchase and distribution of the Placement Shares by the Agent, (B) with regards to the issuance and transfer to the custodian for the Depositary or its nominee of the Underlying Common Shares, (C) in connection with the filing and registration of the capital increase or increases required in connection with the issuance of Underlying Common Shares, if any, in the Commercial Register of the Canton of Zurich or (D) in connection with the listing of Underlying Common Shares as set out in Sections 6(g), 7(d) and 8(q).
(v)Legal Proceedings. Except as described in the Registration Statement and the Prospectus, there are no legal, governmental or regulatory (including stock exchange regulations) investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or its subsidiary is a party or to which any property of the Company or its subsidiary is the subject that, individually or in the aggregate, if determined adversely to the Company or its subsidiary, would reasonably be expected to have a Material Adverse Effect or are otherwise material in the context of the transactions contemplated by the Transaction Documents; to the knowledge of the Company, no such Actions are threatened or contemplated by any governmental or regulatory authority (including stock exchange authorities) or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, ADS Registration Statement or the Prospectus that are not so described in the Registration Statement, ADS Registration Statement or the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement, ADS Registration Statement or described in the Registration Statement, ADS Registration Statement or the Prospectus that are not so filed as exhibits to the Registration Statement, ADS Registration Statement or described in the Registration Statement, ADS Registration Statement or the Prospectus.
(w)Independent Accountants. KPMG AG (Zurich), who have issued their report with respect to the audited consolidated financial statements of the Company and its subsidiary (the “Group”) as of and for the two most recently completed fiscal years included in the Registration Statement, is an independent registered public accounting firm with respect to the Group within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States), as required by the Securities Act and under the applicable provisions of Swiss law and the requirements of the Swiss audit profession, as well as the IESBA Code of Ethics for Professional Accountants.

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(x)Title to Real and Personal Property. The Company and its subsidiary have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiary, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiary or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(y)Intellectual Property. Except as disclosed in the Registration Statement and the Prospectus, (i) The Company and its subsidiary solely and exclusively own or have adequate, valid and enforceable rights to use all patents, trademarks, service marks, trade names, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other intellectual property, industrial property and proprietary rights in the United States and foreign jurisdictions (including all registrations and applications for registration of, and all goodwill associated with, the foregoing) (collectively, “Intellectual Property”) used in or necessary for the conduct of their respective businesses as currently contemplated and as proposed to be conducted in the Registration Statement and the Prospectus; (ii) to the Company’s knowledge, the Company’s and its subsidiary’s conduct of their respective businesses does not infringe, misappropriate or otherwise violate, and the Company and its subsidiary have not infringed, misappropriated or otherwise violated, any Intellectual Property of any person; (iii) there is no pending action, suit, claim or other proceeding alleging that the Company or its subsidiary infringes, misappropriates or otherwise violates any Intellectual Property of any person, and the Company and its subsidiary have not received any written notice of such allegation(s); (iv) the Company and its subsidiary have not received any written notice of any claim relating to any Intellectual Property owned or licensed by the Company and its subsidiary challenging the validity, enforceability, scope or ownership of such Intellectual Property, and no such action, suit, claim or other proceeding challenging the same is pending, except for usual proceedings before patent offices during patent prosecution; (v) to the knowledge of the Company, the Intellectual Property owned by or licensed to the Company and its subsidiary has not been infringed, misappropriated or otherwise violated by any person with material impact on the Company’s or its subsidiary’s business; (vi) there is no prior art of which the Company is aware that may render any issued patent held by the Company or its subsidiary invalid in its entirety or in material part or any patent application held by the Company or its subsidiary unpatentable which has not been disclosed to the U.S. Patent and Trademark Office or the relevant foreign patent authorities where a duty of disclosure exists; (vii) all past and current employees and contractors who to the knowledge of the Company have developed Intellectual Property for or on behalf of the Company have executed invention assignment agreements whereby such employee or contractor presently assigns all such Intellectual Property to the Company or one of its subsidiary; (viii) the Company and its subsidiary have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property owned or licensed by the Company and its subsidiary the value of which to the Company or its subsidiary is contingent upon maintaining the confidentiality thereof and no such Intellectual Property has been disclosed other than to employees, representatives and agents of the Company or its subsidiary all of whom are bound by a written confidentiality agreement and (ix) each agreement pursuant to which the Company or its subsidiary obtains any license or other rights to any Intellectual Property is a valid and binding agreement of the Company and its subsidiary and is in full force and effect, and none of the Company or its subsidiary or, to the knowledge of the Company, any other party thereto, is in default or breach under any terms of any such agreement and, to the knowledge of the Company, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute any event of default thereunder.
(z)No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or its subsidiary, on the one hand, and the directors, officers, shareholders, customers, suppliers or other affiliates of the Company or its subsidiary, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents.

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(aa)Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Placement Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).
(bb) Taxes. The Company and its subsidiary have paid all material federal, state, cantonal, local and foreign taxes and filed all tax returns in each case required to be paid or filed, respectively, through the date hereof; and except as otherwise disclosed in the Registration Statement or the Prospectus, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or its subsidiary or any of their respective properties or assets.
(cc) Licenses and Permits. The Company and its subsidiary possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, cantonal, local or foreign governmental or regulatory authorities (including stock exchange authorities) that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement and the Prospectus, neither the Company nor its subsidiary has received written notice of any revocation, suspension or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.
(dd) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or its subsidiary exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiary’s principal suppliers, contractors or customers, except as would not have a Material Adverse Effect. Neither the Company nor its subsidiary has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.
(ee) Certain Environmental Matters. Except as disclosed in the Registration Statement and the Prospectus, (i) The Company and its subsidiary (x) are in compliance with all, and have not violated any, applicable federal, state, cantonal, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiary, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Registration Statement or the Prospectus, (x) there is no proceeding that is pending, or that is known by the Company to be contemplated, against the Company or its subsidiary under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed, (y) the Company and its subsidiary are not aware of any facts or issues regarding

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compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiary, and (z) none of the Company or its subsidiary anticipates material capital expenditures relating to any Environmental Laws.
(ff) Benefits. Except as would not, individually or in the aggregate, have a Material Adverse Effect, all social security, pension fund or similar payments due by the Company and its subsidiary in favor of their employees have been fully paid or provisioned in the relevant financial statements, and the Company and its subsidiary have no unfunded liabilities with respect to any pension plan or scheme maintained by them (including through independent foundations) for their employees. The Company and each of its subsidiary are in all material respects in compliance with all applicable laws and regulations, trust documentation and contracts governing each pension plan or scheme maintained by them (including through independent foundations) for their employees.
(gg) Disclosure Controls. The Company and its subsidiary maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the applicable requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiary have carried out evaluations of the effectiveness of their disclosure controls and procedures to the extent required by Rule 13a-15 of the Exchange Act.
(hh) Accounting Controls. The Company and its subsidiary maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that are designed to comply with the applicable requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS. The Company and its subsidiary maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s auditors and the Audit and Finance Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses known to the Company (if any) in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud (if any), whether or not material, known to the Company, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
(ii) Insurance. The Company and its subsidiary have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are generally maintained by similarly situated companies and which the Company believes are reasonably adequate to protect the Company and its subsidiary and their respective businesses; and neither the Company nor its subsidiary has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at

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reasonable cost from similar insurers as may be necessary to continue its business in all material respects.
(jj) Cybersecurity; Data Protection. The Company and its subsidiary’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiary as currently conducted. To the knowledge of the Company, the IT Systems are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiary have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect their material confidential information and the integrity, continuous operation and security of all IT Systems and personal, personally identifiable, sensitive, confidential or regulated data and trade secrets (“Protected Data”) used by or on behalf of the Company or its subsidiary in connection with their businesses, and to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that individually or in the aggregate would not be expected to have a Material Adverse Effect or give rise to the duty to notify any other person or as described in the Registration Statement and the Prospectus. Except as described in the Registration Statement and the Prospectus, the Company and its subsidiary are presently in material compliance with all applicable laws or statutes (including the European Union General Data Protection Regulation) and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal and external policies and contractual obligations relating to the privacy and security of IT Systems and Protected Data and to the protection of such IT Systems and Protected Data from unauthorized use, access, misappropriation or modification.
(kk) No Unlawful Payments. Neither the Company nor its subsidiary nor any director, officer or employee of the Company or its subsidiary nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or its subsidiary has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiary have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
(ll) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or its subsidiary conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines applicable to such entities issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiary with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

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(mm) No Conflicts with Sanctions Laws. Neither the Company nor its subsidiary, directors, officers, or employees, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or its subsidiary is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) (which also includes designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), the State Secretariat for Economic Affairs of Switzerland (“SECO”) or the Swiss Directorate of International Law (“DIL”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or its subsidiary located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria, the Crimea Region of the Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic and any other Covered Region of Ukraine identified pursuant to Executive Order 14065 (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds resulting from the issuance of the Shares or of the offering of the Placement Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiary have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.
(nn) No Restrictions on Subsidiary. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
(oo) No Broker’s Fees. Neither the Company nor its subsidiary is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Agent for a brokerage commission, finder’s fee or like payment in connection with the issuance and delivery of the Underlying Common Shares and offering and sale of the Placement Shares.
(pp) No Registration Rights. No person has the right to require the Company or its subsidiary to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Placement Shares.
(qq) No Stabilization. Neither the Company nor its subsidiary has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Placement Shares or the Common Shares listed on the SIX.
(rr) Margin Rules. Neither the issuance, sale and delivery of the Placement Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
(ss) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the

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Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(tt) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
(uu Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
(vv) No Ratings. There are no debt securities, convertible securities or preferred stock issued or guaranteed by the Company or its subsidiary that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) under the Exchange Act.
(ww) Preclinical and Clinical trials. (i) Except as described in the Registration Statement and the Prospectus, the preclinical studies and clinical trials conducted by or, to the knowledge of the Company, on behalf of or sponsored by the Company or its subsidiary, or in which the Company or its subsidiary have participated, that are described in the Registration Statement and the Prospectus, or the results of which are referred to in the Registration Statement and the Prospectus, as applicable, were, and if still pending are, being conducted in all material respects in accordance with the protocols submitted to the U.S. Food and Drug Administration (the “FDA”), the European Medicines Agency (the “EMA”), Swiss Agency for Therapeutic Products (“swissmedic”), Swiss Association of Research Ethics Committees (“swissethics”) and other applicable regulatory authorities (including, without limitation, any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA, EMA, swissethics and swissmedic) (collectively, the “Regulatory Authorities”), the applicable rules and regulations of the Regulatory Authorities, and current Good Clinical Practices and Good Laboratory Practices; (ii) the descriptions in the Registration Statement and the Prospectus of the results of such studies and trials are accurate in all material respects and fairly present the data derived therefrom; (iii) the Company has no knowledge of any other studies or trials not described in the Registration Statement and the Prospectus, the results of which are inconsistent with the results described or referred to in the Registration Statement and the Prospectus; (iv) the Company and its subsidiary have operated at all times and are currently in compliance, in all material respects, with all applicable statutes, rules and regulations of the Regulatory Authorities; (v) the Company has provided the Agent with all material written notices and correspondence and summaries of all other material information, as applicable, from the Regulatory Authorities; and (vi) neither the Company nor its subsidiary have received any written notices, correspondence or other communications from the Regulatory Authorities or any other governmental agency requiring or threatening the termination, material modification or suspension of any preclinical studies or clinical trials that are described in the Registration Statement and the Prospectus or the results of which are referred to in the Registration Statement and the Prospectus, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials, and, to the Company’s knowledge, there are no reasonable grounds for the same.
(xx) Regulatory Filings. Except as described in the Registration Statement and the Prospectus: (i) the Company has not failed to file with the Regulatory Authorities any material required filing, declaration, listing, registration, report or submission with respect to the Company’s product candidates that are described or referred to in the Registration Statement, and the Prospectus; all material such filings, declarations, listings, registrations, reports or submissions, as applicable, were in compliance with applicable laws when filed; and no material deficiencies regarding compliance with applicable law have been asserted by any applicable

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Regulatory Authority with respect to any such filings, declarations, listings, registrations, reports or submissions; (ii) no investigational new drug application or comparable submission filed by or on behalf of the Company or its subsidiary with any applicable Regulatory Authority has been terminated or suspended by such applicable Regulatory Authority; (iii) the Company has obtained (or caused to be obtained) informed consent by or on behalf of each human subject who participated in a company trial; (iv) in using or disclosing patient information received by the Company or its subsidiary in connection with a company trial, the Company has complied in all material respects with all applicable laws and regulatory rules or requirements, including, without limitation, Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. §§ 1320d et seq., (“HIPAA”) and the rules and regulations thereunder; (v) to the Company’s knowledge, none of the Company’s trials involved any investigator who has been disqualified as a clinical investigator or has been found by the applicable Regulatory Authority to have engaged in scientific misconduct; (vi) the Company is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Regulatory Authority or other governmental entity; and (vii) neither the Company nor any of its employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to an inquiry, investigation, proceeding or other similar action by a Regulatory Authority or other governmental entity that could reasonably be expected to result in debarment, suspension, or exclusion.
(yy) Stamp Taxes. Except for any net income or capital gains taxes imposed on the Agent by Switzerland or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by the Transaction Documents) between the Agent and Switzerland, no stamp or other issuance or transfer taxes or duties (including, but not limited to Swiss federal securities turnover tax (Umsatzabgabe) and Swiss issuance stamp tax (Emissionsabgabe)) and no capital gains, income, withholding, value added or other taxes are payable by or on behalf of the Agent in Switzerland or any political subdivision or taxing authority thereof solely in connection with (A) the execution, delivery and performance of the Transaction Documents, (B) the issuance and delivery of the Underlying Common Shares and the Placement Shares in the manner contemplated by this Agreement and the Prospectus or (C) the sale and delivery by the Agent of the Placement Shares as contemplated herein and in the Prospectus.
(zz) No Immunity. Neither the Company nor its subsidiary or their properties or assets has immunity under Swiss, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Swiss, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or its subsidiary or any of their properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by the Transaction Documents, may at any time be commenced, the Company has, pursuant to Section 17(c) of this Agreement, waived, and it will waive, or will cause its subsidiary to waive, such right to the extent permitted by law.
(aaa) Enforcement of Foreign Judgments. Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be recognized by the courts of Switzerland, without reconsideration or reexamination of the merits, subject to the restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement and the Prospectus, and the applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors and secured parties in general, and laws or principles of general

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application (including, but not limited to, the abuse of rights (Rechtsmissbrauch) and the principle of good faith (Grundsatz von Treu und Glauben)).
(bbb) Valid Choice of Law. This Agreement is in proper form under the laws of Switzerland for the enforcement thereof against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in Switzerland of this Agreement. The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Switzerland and will be honored by the courts of Switzerland, subject to the restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement and the Prospectus. The Company has the power to submit, and pursuant to Section 17(a) of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.
(ccc) Indemnification and Contribution. The indemnification and contribution provisions set forth in Section 9 hereof do not contravene mandatory Swiss law or public policy.
(ddd) Passive Foreign Investment Company. The Company expects that it was not classified as a "passive foreign investment company" as defined in Section 1297 of the Code for the taxable year ending December 31, 2021.
(eee) Dividends. Except as disclosed in the Registration Statement and the Prospectus, no approvals are currently required in Switzerland in order for the Company to pay dividends or other distributions declared by the Company to the holders of Shares. Under current laws and regulations of Switzerland and any political subdivision thereof, any amount payable with respect to the Common Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid in freely convertible CHF and, except for certain restrictions with respect to national and international sanctions relating to certain countries and/or individuals or groups of individuals, as the case may be, and freely transferred out of Switzerland without the necessity of obtaining any governmental authorization in Switzerland or any political subdivision or taxing authority thereof or therein, and except as disclosed in the Registration Statement and the Prospectus, no such payments made to the holders thereof or therein who are nonresidents of Switzerland will be subject to income, withholding or other taxes under laws and regulations of Switzerland or any political subdivision or taxing authority thereof or therein.
(fff) Legality. The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Prospectus, this Agreement or the Placement Shares in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.
(ggg) Legal Action. A holder of the Underlying Common Shares and the Agent are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Underlying Common Shares and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in Switzerland may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.
(hhh) Foreign Private Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.
(iiii) No Approval. It is not necessary under the laws of Switzerland (i) to enable the Agent to enforce its rights under this Agreement, to enable any holder of Underlying Common

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Shares or Placement Shares, as applicable, to enforce their respective rights thereunder, provided that they are not otherwise engaged in business in Switzerland or (ii) solely by reason of the execution, delivery or consummation of this Agreement for the Agent or any holder of Underlying Common Shares or Placement Shares, as applicable, of the Company to be qualified or entitled to carry out business in Switzerland.
(jjj) No Transfer. Except as reported in accordance with the rules and regulations for management transactions of SIX, since January 1, 2022, none of the Company or its subsidiary or any of its directors, officers or employees has entered into any agreements with third parties relating to the offer, sale, transfer, distribution, delivery or other realization of the economic value of any Common Shares.
(kkk) No Planned Acquisition in Kind. The Company does not intend to acquire any assets out of the proceeds from the issuance of the Underlying Common Shares and the offering and sale of the Placement Shares, which intention would warrant a disclosure as a planned acquisition in kind in the sense of article 628 para 2 of the Swiss Code of Obligations.
(lll) EGC Status. The Company is, and since the initial filing of the Registration Statement has been, an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).
(mmm) No Conflicted Information. Each issuer free writing prospectus, as of its issue date and as of each Applicable Time, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any Incorporated Document deemed to be a part thereof that has not been superseded or modified. Each issuer free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433 or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act.
(nnn) No Separate Distribution of Offering Materials. The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the Agent’s distribution of the Placement Shares under this Agreement, will not distribute any offering material in connection with the offering and sale of the Placement Shares other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (as defined below).
(ooo) XBRL. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(ppp) The Company acknowledges and agrees that the Agent has informed the Company that the Agent may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Placement Common Shares for its own account while this Agreement is in effect; provided, that (i) no such purchase or sales shall take place while a Placement Notice is in effect (except to the extent the Agent may engage in sales of Placement Shares purchased or deemed purchased from the Company as a “ riskless principal” or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by the Agent, except as may be otherwise agreed by the Company and the Agent.
7.Covenants of the Company. The Company covenants and agrees with the Agent that:
(a)Registration Statement Amendments. After the date of this Agreement and during any period in which the Prospectus relating to any Placement Shares is required to be

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delivered by the Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or a similar rule); (i) the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement, ADS Registration Statement, other than Incorporated Documents, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus, other than Incorporated Documents, has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement, ADS Registration Statement or Prospectus or for additional information, in each case, insofar as it relates to the transactions contemplated hereby; (ii) the Company will prepare and file with the Commission, promptly upon the Agent’s reasonable request, any amendments or supplements to the Registration Statement, ADS Registration Statement or Prospectus that, in the Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by the Agent (provided, however, that the failure of the Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Agent shall have with respect to the failure by the Company to make such filing (but without limiting the Agent’s rights under Section 9 hereof) will be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement, ADS Registration Statement or Prospectus, other than Incorporated Documents, relating to the offering of Placement Shares unless a copy thereof has been submitted to the Agent within a reasonable period of time before the filing and the Agent has not reasonably objected thereto (provided, however, that the failure of the Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Agent shall have with respect to the Company’s making such filing notwithstanding the Agent’s objection (but without limiting the Agent’s rights under Section 9 hereof) will be to cease making sales under this Agreement) and the Company will furnish to the Agent at the time of filing thereof a copy of any Incorporated Document, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than Incorporated Documents, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act and, in the case of any Incorporated Document, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).
(b)Notice of Commission Stop Orders. The Company will advise the Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or ADS Registration Statement, of the suspension of the qualification of the Placement Shares or Underlying Common Shares for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise the Agent promptly after it receives any request by the Commission for any amendments to the Registration Statement, ADS Registration Statement or any amendment or supplements to the Prospectus or for additional information related to the offering of the Placement Shares or for additional information related to the Registration Statement, ADS Registration Statement or the Prospectus.
(c)Delivery of Prospectus; Subsequent Changes. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by the Agent under the Securities Act with respect to the offer and sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or a similar rule), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and will file on or before their respective due dates (taking into account any extensions available under the Exchange Act) all reports and any definitive proxy or information statements required to be filed by the Company with the

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Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement, ADS Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Agent to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement, ADS Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance. If the Company has omitted any information from the Registration Statement or ADS Registration Statement pursuant to Rule 430B under the Securities Act, it will use its reasonable best efforts to comply with the provisions thereof and make all requisite filings with the Commission pursuant to said Rule 430B and to notify the Agent promptly of all such filings if not available on EDGAR.
(d)Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by the Agent under the Securities Act with respect to the offer and sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or a similar rule), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on Nasdaq and the Underlying Common Shares on the SIX. The Company will timely file with Nasdaq all material documents and notices required by Nasdaq of companies that have or will issue securities that are traded on Nasdaq. The Company will timely file with SIX all material documents and notices required by the SIX or FINMA.
(e)Delivery of Registration Statement, ADS Registration Statement and Prospectus. The Company will furnish to the Agent and its counsel (at the expense of the Company) copies of the Registration Statement, ADS Registration Statement, the Prospectus (including all Incorporated Documents) and all amendments and supplements to the Registration Statement, ADS Registration Statement or Prospectus that are filed with the Commission during any period in which the Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all Incorporated Documents filed with the Commission during such period), in each case as soon as reasonably practicable and in such quantities as the Agent may from time to time reasonably request and, at the Agent’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agent to the extent such document is available on EDGAR.
(f)Earnings Statement. The Company will make generally available to its security holders and to the Agent as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) of and Rule 158 under the Securities Act; provided that the Company will be deemed to have furnished such statement to its security holders and the Agent to the extent such statement has been filed on EDGAR.
(g)Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated in accordance with the provisions of Section 11 hereunder, will pay all expenses incident to the performance of its obligations hereunder, including expenses relating to (i) the preparation, printing and filing of the Registration Statement, ADS Registration Statement and each amendment and supplement thereto, of the Prospectus and of each amendment and supplement thereto and of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (ii) the preparation, issuance, sale and delivery of the Placement Shares and any taxes due or payable in connection therewith, (iii) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(w) of this Agreement, including filing fees (provided, however, that any fees or disbursements of counsel for the Agent in connection therewith shall be paid by the Agent except as set forth in clauses (vii) and (viii) below), (iv) the printing and delivery to the Agent and its counsel of copies

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of the Prospectus and any amendments or supplements thereto, and of this Agreement, (v) the fees and expenses, if any, incurred in connection with the listing or qualification of the Placement Shares for trading on Nasdaq, (vi) the filing fees and expenses, if any, owed to the Commission or FINRA and the fees and expenses of any transfer agent or registrar for the Placement Shares, and (vii) the reasonable and documented fees and disbursements of the Agent’s outside legal counsel (A) in an amount not to exceed $75,000 arising out of executing this Agreement and the Company’s delivery of the initial certificate pursuant to Section 7(m) and (B) in an amount not to exceed $25,000 in connection with each Representation Date (as defined below) on which the Company is required to provide a certificate pursuant to Section 7(m).
(h)Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”
(i)Notice of Other Sales. Without the prior written consent of the Agent, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares or ADSs (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable or exercisable for Common Shares, ADSs, warrants or any rights to purchase or acquire Common Shares or ADSs during the period beginning on the third Trading Day immediately prior to the date on which any Placement Notice is delivered to Agent hereunder and ending on the second Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at the market offering” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares or ADSs (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable or exercisable for Common Shares, ADSs, warrants or any rights to purchase or acquire, Common Shares or ADSs prior to the later of the termination of this Agreement and the sixtieth day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice; provided, however, that such restrictions will not be required in connection with the Company’s issuance or sale of (i) Common Shares, ADSs, options to purchase Common Shares, options to purchase ADSs, warrants, restricted share units, performance share units or other securities under the Company’s existing equity incentive plans, or Common Shares or ADSs issuable upon the exercise of options or vesting of other securities, pursuant to any employee or director stock option or benefits plan, stock ownership plan or dividend reinvestment plan of the Company whether now in effect or hereafter implemented, (ii) Common Shares or ADSs issuable upon conversion and/or vesting of securities, including restricted share units or performance share units, or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to the Agent, (iii) Common Shares, ADSs or securities convertible into or exchangeable for Common Shares or ADSs as consideration for mergers, acquisitions, joint ventures, collaborations, licensing agreement, other business combinations or strategic alliances occurring after the date of this Agreement which are not issued for capital raising purposes and (iv) modification of any outstanding options, warrants, restricted share units, performance share, or any rights to purchase or acquire Common Shares or ADSs.
(j)Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Shares, advise the Agent promptly after it shall have received notice or obtained knowledge of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided or required to be provided to the Agent pursuant to this Agreement.
(k)Due Diligence Cooperation. During the term of this Agreement, the Company will cooperate with any reasonable due diligence review conducted by the Agent, its affiliates agents and counsel from time to time in connection with the transactions contemplated hereby, including providing information and making available documents and senior corporate officers,

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during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.
(l)Required Filings Relating to Placement of Placement Shares. The Company agrees that on or prior to such dates as the Securities Act shall require, with respect to the Placement Shares, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will set forth, within the relevant period, the number or amount of Placement Shares sold through the Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market; provided, that, unless a prospectus supplement containing such information is required to be filed under the Securities Act, the requirement of this Section 7(l) may be satisfied by Company’s inclusion in the Company’s Form 20-F, as applicable, of the number or amount of Placement Shares sold through the Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such Placement Shares during the relevant period.
(m)Representation Dates; Certificate. On or prior to the date on which the Company first delivers a Placement Notice pursuant to this Agreement (the “First Placement Notice Date”) and each time the Company:
(i)amends or supplements the Registration Statement or the Prospectus (other than (x) a prospectus supplement filed in accordance with Section 7(l) of this Agreement or (y) a prospectus supplement relating solely to an offering of securities other than the Placement Shares) by means of a post-effective amendment, sticker or supplement but not by means of incorporation of document(s) by reference into the Registration Statement or the Prospectus;
(ii)files an annual report on Form 20-F under the Exchange Act (including any Form 20-F/A containing amended financial information or a material amendment to the previously filed Form 20-F);
(iii)files a report on Form 6-K containing quarterly or half-year financial information (including any Form 6-K/A containing amended financial information or a material amendment to the previously filed report on Form 6-K containing quarterly or half-year financial information) under the Exchange Act; or
(iv)files a report on Form 6-K containing amended financial information that is material to the offering of securities of the Company in the Agent’s reasonable discretion (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”), the Company shall furnish the Agent (but in the case of clause (iv) above only if (1) a Placement Notice is pending or in effect and (2) the Agent requests such certificate within three Business Days after the filing of such Form 6-K with the Commission) with a certificate, in the form attached hereto as Exhibit 7(m) (modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented), within two Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(m) shall be waived (and be deemed waived) for any Representation Date occurring at a time at which no Placement Notice is pending or in effect or if a suspension in effect with respect to any Placement Notice, which waiver shall continue until the earlier to occur of (1) the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and (2) the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date on which the Company relied on the waiver referred to in the previous sentence and did not provide the Agent with a certificate under this Section 7(m), then before the

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Company delivers a Placement Notice or the Agent sells any Placement Shares pursuant thereto, the Company shall provide the Agent with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of such Placement Notice. Within two Trading Days of each Representation Date, the Company shall have furnished to the Agent such further information, certificates and documents as the Agent may reasonably request.
(n)Legal Opinions. (A) On or prior to the date of the First Placement Notice Date and on any date which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no suspension or waiver is applicable, the Company shall cause to be furnished to the Agent the written opinion and negative assurance letter of Cooley LLP, counsel to the Company, in form and substance reasonably satisfactory to the Agent and its counsel; and (B) on or prior to the First Placement Notice Date and on or prior to the date of any subsequent Placement Notice, the Company shall cause to be furnished to the Agent the written legal opinion of Homburger AG, Swiss counsel for the Company or such other counsel satisfactory to the Agent (“Company Counsel”), in form and substance reasonably satisfactory to the Agent and its counsel, dated in the case of each of (A) and (B) the date that the opinion and negative assurance letter, as the case may be, are required to be delivered, modified, as necessary, to relate to the Registration Statement, ADS Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in the case of each of (A) and (B) in lieu of such opinion and negative assurance letter for subsequent Representation Dates, Company Counsel may furnish the Agent with a letter to the effect that the Agent may rely on a prior opinion or negative assurance letter delivered by such counsel under this Section 7(n) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion or negative assurance letter shall be deemed to relate to the Registration Statement, ADS Registration Statement and the Prospectus as amended or supplemented at such Representation Date). In addition, on or prior to the First Placement Notice Date, and on any date which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no suspension or waiver is applicable, the Agent shall have received an opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary (“Depositary Counsel”), in form and substance reasonably satisfactory to counsel for the Agent.
(o)Intellectual Property Opinion. On or prior to the date of the First Placement Notice Date and on any date which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no suspension or waiver is applicable, the Company shall cause to be furnished to the Agent the written opinion of Sterne, Kessler, Goldstein & Fox P.L.L.C., counsel for the Company with respect to intellectual property matters, or such other intellectual property counsel satisfactory to the Agent (“Intellectual Property Counsel”), in form and substance satisfactory to the Agent and its counsel, dated the date that the opinion letter is required to be delivered, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such written opinion for subsequent Representation Dates, Intellectual Property Counsel may furnish the Agent with a letter to the effect that the Agent may rely on a prior opinion letter delivered by such counsel under this Section 7(o) to the same extent as if it were dated the date of such opinion letter (except that statements in such prior opinion letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).
(p)Comfort Letter and CFO Certificate. On or prior to the date of the First Placement Notice Date and on any date which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no waiver is applicable, the Company shall cause its independent registered public accounting firm (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Agent letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(p); provided, that if requested by the Agent, the Company shall cause a Comfort Letter to be furnished to the Agent within 10 Trading Days of the filing of a report on Form 6-K containing material pro forma, amended or revised financial statements (including any restatement of previously issued financial statements) relating to the occurrence of any material transaction or event that necessitates such filing. Each Comfort Letter shall be in form and substance satisfactory to the Agent and each Comfort Letter from the Company’s independent registered public accounting firm shall (i) confirm that they are an independent

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registered public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) state, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters, ” including customary negative assurance, to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) update the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. The Company shall be required to furnish no more than one comfort letter hereunder per each filing of an annual report on Form 20-F or a report on Form 6-K containing quarterly or half-year financial information. In addition, in certain cases, the Agent may request a certificate of the Chief Financial Officer of the Company with respect to certain financial data derived from the Company’s financial statements or accounting records providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Agent.
(q)Market Activities. The Company will not, directly or indirectly, and will cause its officers, directors and Subsidiary not to (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Shares or (ii) sell, bid for, or purchase Underlying Common Shares to be issued and sold pursuant to this Agreement in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than the Agent; provided, however, that the Company may bid for and purchase Common Shares in accordance with Rule 10b-18 under the Exchange Act and provided, further, that the creation from time to time by the Company, with the Subsidiary's involvement or otherwise, of Underlying Common Shares for purposes of supplying Placement Shares hereunder shall under no circumstances be construed to be in violation of clause (i) and/or clause (ii) of this Section 7(q).
(r)Insurance. The Company and its Subsidiary shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for the business for which it is engaged.
(s)Compliance with Laws. The Company and its Subsidiary shall maintain, or cause to be maintained, all material environmental certificates, authorizations or permits required by federal, state and local law in order to conduct their businesses as described in the Prospectus (collectively, “Permits”), and the Company and its Subsidiary shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such Permits and with applicable Environmental Laws, except where the failure to maintain or be in compliance with such Permits could not reasonably be expected to result in a Material Adverse Effect.
(t)Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its Subsidiary will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.
(u)Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.
(v)No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance by the Company and the Agent, neither the Agent nor the Company (including its agents and representatives, other than the Agent in its capacity as agent) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

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(w)Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agent, to qualify the Placement Shares for offering and sale, or to obtain an exemption for the Placement Shares to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agent may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Shares have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement).
(x)Sarbanes-Oxley Act. The Company will maintain and keep accurate books and records reflecting its assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s financial statements in accordance with IFRS, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company is made known to it by others within the Company, particularly during the period in which such periodic reports are being prepared.
(y)[Reserved].
(z)Renewal of Registration Statement. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Date”) this Agreement has not been terminated pursuant to the terms set forth herein, the Company, in its sole discretion, will, prior to the Renewal Date, file a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to the Common Shares that may be offered and sold pursuant to this Agreement (which shall include a prospectus reflecting the number or amount of Placement Shares that may be offered and sold pursuant to this Agreement), in a form satisfactory to the Agent and its counsel, and, if such registration statement is not an automatic shelf registration statement, will use its reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date. The Company will take all other reasonable actions necessary or appropriate to permit the public offer and sale of the Placement Shares to continue as contemplated in the expired registration statement and this Agreement. From and after the effective date thereof, references herein to the “Registration Statement” shall include such new shelf registration statement or such new automatic shelf registration statement, as the case may be.

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(aa)General Instruction I.B.5. of Form F-3. If, from and after the date of this Agreement, the Company is no longer eligible to use Form F-3 (including pursuant to General Instruction I.B.5.) at the time it files with the Commission an annual report on Form 20-F or any post-effective amendment to the Registration Statement, then it shall promptly notify the Agent and, within two Business Days after the date of filing of such annual report on Form 20-F or amendment to the Registration Statement, the Company shall file a new prospectus supplement with the Commission reflecting the number of Common Shares available to be offered and sold by the Company under this Agreement pursuant to General Instruction I.B.5. of Form F-3; provided, however, that the Company may delay the filing of any such prospectus supplement for up to 30 days if, in the reasonable judgment of the Company, it is in the best interest of the Company to do so, provided that no Placement Notice is in effect or pending during such time. Until such time as the Company shall have corrected such misstatement or omission or effected such compliance, the Company shall not notify the Agent to resume the offering of Placement Shares.
(bb) [Reserved].
(cc) Transfer Agent. The Company has engaged and will maintain, at its sole expense, a transfer agent and registrar for the Common Shares.
(dd) Securities Book and Intermediated Securities. The Company undertakes to keep an uncertificated securities book (Wertrechtebuch) in accordance with article 973c paragraph 2 of the Swiss Codes of Obligations. The Company further undertakes to cause SIX SIS AG to keep a main register (Hauptregister) according to article 6 para 1 subsection c of the Swiss Federal Intermediated Securities Act, reflecting the number of the Company’s uncertificated securities qualifying as intermediated securities (Bucheffekten).
(ee) No Stabilization. Neither the Company nor its subsidiary or affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Placement Shares or the Common Shares listed on the SIX; provided, however, that the creation from time to time by the Company, with the Subsidiary's involvement or otherwise, of Underlying Common Shares for purposes of supplying Placement Shares hereunder shall under no circumstances be construed to be in violation of this Section 7(ee).
(ff) Nasdaq Listing. The Company will use its reasonable best efforts to list, subject to official notice of issuance, the Placement Shares on The Nasdaq Global Select Market (the “Nasdaq Market”).
(gg) SIX Listing. In connection with the application to listing and to trading of the Shares on the SIX, the Company shall furnish from time to time any and all documents, instruments, information and undertakings, published all advertisements and other material that are necessary in order to effect and maintain such listing and take all other such actions as may be required by the SIX in order to comply with the requirements of the Listing Rules and the Company further undertakes to comply with all conditions necessary for the maintenance of the listing and trading of the Shares on the SIX included in the Listing Rules, and in particular the duty of notifying the market in the event of developments relevant to the share price (ad-hoc publicity), and any other duty of material notification to the SIX. In particular and with respect to the transactions contemplated by this Agreement, the Company will ensure that the members of its Board of Directors and of its executive management comply with article 56 of the Listing Rules regarding the notification of management transactions in the event of a purchase or sale of ADSs. The Company will not take any action which may prejudice the application for listing of the Shares on the SIX or could otherwise result in the listing of the Shares on the SIX not being effective.
(hh) Filing of Prospectus in Switzerland. The Company will comply with the requirements set out in article 70 para. 4 of the Swiss Financial Services Ordinance.

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(ii) Emerging Growth Company; Foreign Private Issuer. The Company will promptly notify the Agent if the Company ceases to be an Emerging Growth Company or a Foreign Private Issuer at any time prior to the completion of the Agent’s distribution of the Placement Shares pursuant to this Agreement.
(jj) Taxes. All sums payable by the Company under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction has been made.
(kk) Value Added Tax. All suits payable to the Agent shall be considered exclusive of any value added or similar taxes. Where the Company is obliged to pay value added or similar tax on any amount payable hereunder to the Agent, the Company shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.
(ll) Tax Indemnity. The Company will indemnify and hold harmless the Agent against any documentary, stamp, issue, registration, sales, transfer or similar taxes or duties, including any interest and penalties, on the issuance and delivery of the Underlying Common Shares, the offer and sale of the Placement Shares by the Company to the Agent and on the execution and delivery of this Agreement including, but not limited to Swiss federal securities turnover tax (Umsatzabgabe) and Swiss issuance stamp tax (Emissionsabgabe).
8.Conditions to the Agent’s Obligations. The obligations of the Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by the Agent of a due diligence review satisfactory to the Agent in its reasonable judgment, and to the continuing satisfaction (or waiver by the Agent in its sole discretion) of the following additional conditions:
(a)Registration Statement Effective. The Registration Statement and ADS Registration Statement shall be effective and shall be available for all offers and sales of Placement Shares (i) that have been issued pursuant to all prior Placement Notices and (ii) that will be issued pursuant to any Placement Notice.
(b)[Reserved].
(c)No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or its Subsidiary of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement and ADS Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement, ADS Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or ADS Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company or its Subsidiary of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement, ADS Registration Statement or the Prospectus or any material Incorporated Document untrue in any material respect or that requires the making of any changes in the Registration Statement, the ADS Registration Statement, the Prospectus or Incorporated Documents so that, in the case of the Registration Statement and ADS Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, so that it will not contain any untrue statement of a material fact or omit to state

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any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(d)No Misstatement or Material Omission. The Agent shall not have advised the Company that the Registration Statement, ADS Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s opinion is material, or omits to state a fact that in the Agent’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.
(e)Material Changes. Except as contemplated in the Prospectus or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the share capital of the Company or any Material Adverse Effect or any development that could reasonably be expected to result in a Material Adverse Effect, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities), if any, by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), if any, the effect of which, in the judgment of the Agent (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.
(f)Company Counsel, Intellectual Property Counsel and Depositary Counsel - Legal Opinions. The Agent shall have received the opinions and negative assurance letters, as applicable, of Company Counsel, Depositary Counsel and Intellectual Property Counsel required to be delivered pursuant to Section 7(n) and Section 7(o), as applicable, on or before the date on which such delivery of such opinions and negative assurance letters are required pursuant to Section 7(n) and Section 7(o), as applicable.
(g)Agent’s Counsel Legal Opinion. The Agent shall have received from Davis Polk & Wardwell LLP, counsel for the Agent, such opinion or opinions, on the or prior to the date of the First Placement Notice Date, with respect to such matters as the Agent may reasonably require, and the Company shall have furnished to such counsel such documents as they may request to enable them to pass upon such matters.
(h)Comfort Letter and CFO Certificate. The Agent shall have received the Comfort Letter required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(p). The Agent also shall have received the certificate of the Chief Financial Officer on or before the date on which such delivery of such certificate is required pursuant to Section 7(p) if so requested by the Agent.
(i)Representation Certificate. The Agent shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).
(j)Secretary’s Certificate. On or prior to the First Placement Notice Date, the Agent shall have received a certificate, signed on behalf of the Company by the Secretary of the Company and attested to by an executive officer of the Company, dated as of such date and in form and substance satisfactory to the Agent and its counsel, certifying as to (i) the amended and restated articles of association of the Company, (ii) the resolutions of the board of directors of the Company or duly authorized committee thereof authorizing the execution, delivery and performance of this Agreement and the issuance and sale of the Placement Shares and (iii) the incumbency of the officers of the Company duly authorized to execute this Agreement and the other documents contemplated by this Agreement (including each of the officers set forth on Schedule 2).
(k)No Suspension. The Placement Shares and the Underlying Common Shares shall be duly listed, and admitted and authorized for trading, subject to official notice of issuance, on

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Nasdaq and the SIX, respectively. Trading in the Placement Shares and the Underlying Common Shares shall not have been suspended on, and the ADSs and Common Shares shall not have been delisted from, Nasdaq and SIX, respectively.
(l)Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to the Agent such appropriate further information, opinions, certificates, letters and other documents as the Agent may have reasonably requested. All such information, opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company shall have furnished the Agent with conformed copies of such opinions, certificates, letters and other documents as the Agent may have reasonably requested.
(m)Securities Act Filings Made. All filings with the Commission required by Rule 424(b) or Rule 433 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424(b) (without reliance on Rule 424(b)(8) of the Securities Act) or Rule 433, as applicable.
(n)Approval for Listing. Either (i) the Placement Shares shall have been approved for listing on Nasdaq, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on Nasdaq at, or prior to, the First Placement Notice Date and Nasdaq shall have reviewed such application and not provided any objections thereto.
(o)FINRA. FINRA shall have raised no objection to the terms of the offering contemplated hereby and the amount of compensation allowable or payable to the Agent as described in the Prospectus.
(p)No Termination Event. There shall not have occurred any event that would permit the Agent to terminate this Agreement pursuant to Section 11(a).
(q)SIX Listing. The SIX shall have given its approval to the listing and trading of the Underlying Common Shares, effective or to become effective as of or prior to the applicable Settlement Date, without imposing on any of the parties any limitation, commitment or restriction that is material in the context of the transactions contemplated by the Transaction Agreements, and such approval shall not have been withdrawn.
(r)Register Extract. If applicable, the Agent shall have received a pdf-copy of a certified excerpt from the Commercial Register of the Canton of Zurich evidencing that the capital Increase has been duly registered.
9.Indemnification and Contribution.
(a)Company Indemnification. The Company agrees to indemnify and hold harmless the Agent, its affiliates and their respective partners, members, directors, officers, employees and agents, and each person, if any, who (i) controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Agent, in each case from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement (in accordance with this Section 9), any action, suit, investigation or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party (including any governmental or self-regulatory authority, or otherwise, or any claim asserted or threatened), as and when incurred, to which the Agent, or any such other person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement

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of a material fact contained in the Registration Statement, ADS Registration Statement or the Prospectus (or any amendment or supplement to the Registration Statement, ADS Registration Statement or the Prospectus) or in any free writing prospectus, or (y) the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein (solely with respect to the Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused, directly or indirectly, by an untrue statement or omission, or alleged untrue statement or omission, made in reliance upon and in conformity with the Agent’s Information. This indemnity agreement will be in addition to any liability that the Company might otherwise have.
(b)Agent Indemnification. The Agent agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto), the Prospectus (or any amendment or supplement thereto) or in any free writing prospectus in reliance upon and in conformity with the Agent’s Information.
(c)Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any other legal expenses except as provided below and except for the reasonable and documented costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented fees, disbursements and other charges of more than one separate firm (plus local counsel) admitted to practice in such jurisdiction at any one time for all such indemnified party or

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parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to such fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such claim, action or proceeding and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)Settlement Without Consent if Failure to Reimburse. If an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel for which it is entitled to be reimbursed under this Section 9, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 9(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
(e)Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable or insufficient from the Company or the Agent, the Company and the Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit, investigation or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Agent, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other hand. The relative benefits received by the Company on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by the Agent from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Agent, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action, suit, investigation or proceeding in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 9(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action, suit, investigation or proceeding in respect thereof, referred to above in this Section 9(e) shall be deemed to include, for the purpose of this Section 9(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, suit, investigation, proceeding or claim to the extent consistent with this Section 9.

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Notwithstanding the foregoing provisions of this Section 9(e), the Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(e), any person who controls a party to this Agreement within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, any affiliates of the Agent, any partners, members, directors, officers, employees and agents of the Agent and each person that is controlled by or under common control with the Agent will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(e), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(e) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof or pursuant to Section 9(d) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.
10.Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agent, any controlling persons, or the Company (or any of their respective officers, directors, employees or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.
11.Termination.
(a)The Agent shall have the right, by giving notice as hereinafter specified, at any time to terminate this Agreement if (i) any Material Adverse Effect, or any development that could reasonably be expected to result in a Material Adverse Effect, has occurred that, in the judgment of the Agent, may materially impair the ability of the Agent to sell the Placement Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion or letter required under Section 7(m), Section 7(n), Section 7(o) or Section 7(p), the Agent’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than 15 calendar days from the date such delivery was required, (iii) any other condition of the Agent’s obligations hereunder is not fulfilled, (iv) any suspension or limitation of trading in the Placement Shares or in securities generally on Nasdaq shall have occurred, (v) a general banking moratorium shall have been declared by any of United States federal, New York or Swiss authorities, or (vi) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions that, in the judgment of the Agent, may materially impair the ability of the Agent to sell the Placement Shares hereunder or to enforce contracts for the sale of securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination. If the Agent elects to terminate this Agreement as provided in this Section 11(a), the Agent shall provide the required notice as specified in Section 12.
(b)The Company shall have the right, by giving 10 days’ prior notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this

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Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.
(c)The Agent shall have the right, by giving 10 days’ prior notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.
(d)[Reserved].
(e)This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), or (c) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 shall remain in full force and effect.
(f)Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement. Upon termination of this Agreement, the Company shall not be required to pay to the Agent any discount or commission with respect to any Placement Shares not otherwise sold by the Agent under this Agreement; provided, however, that the Company shall remain obligated to reimburse the Agent’s expenses pursuant to Section 7(g).
12.Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to the Agent, shall be delivered to:
SVB Securities LLC
1301 Avenue of the Americas, 12th Floor
New York, New York 10019
Attention: Peter M. Fry
E-mail: peter.fry@svbsecurities.com
with a copy (which shall not constitute notice) to:
SVB Securities LLC
1301 Avenue of the Americas, 12th Floor
New York, New York 10019
Attention: Stuart R. Nayman, Esq.
E-mail: stuart.nayman@svbsecurities.com
and
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: Yasin Keshvargar
E-mail: yasin.keshvargar@davispolk.com
and if to the Company, shall be delivered to:

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Molecular Partners AG,
Wagistrasse 14, 8952
Zurich-Schlieren, Switzerland
Attention: General Counsel
E-mail: legal@molecularpartners.com
with copies (which shall not constitute notice) to:
Cooley LLP
55 Hudson Yards
New York, NY 10001
Attention: Brandon W. Fenn
E-mail: bfenn@cooley.com
Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally on or before 4:30 P.M., New York City time, on a Business Day, or, if such day is not a Business Day, on the next succeeding Business Day, (ii) by Electronic Notice as set forth in the next paragraph, (iii) on the next Business Day after timely delivery to a nationally-recognized overnight courier or (iv) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Nasdaq and commercial banks in the City of New York are open for business.
An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 12 if sent to the electronic mail address specified by the receiving party in Section 12. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives actual acknowledgment of receipt from the person whom the notice is sent, other than via auto-reply. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”), which shall be sent to the requesting party within 10 days of receipt of the written request for Nonelectronic Notice.
13.Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Agent and their respective successors and the affiliates, controlling persons, officers, directors and other persons referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of each such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto, the persons referred to in the preceding sentence and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that the Agent may assign its rights and obligations hereunder to an affiliate of the Agent without obtaining the Company’s consent, so long as such affiliate is a registered broker-dealer.
14.Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Common Shares or a change in ration of ADS or Common Share for each ADS.
15.Entire Agreement; Amendment; Severability; Waiver. This Agreement (including all schedules (as amended pursuant to this Agreement) and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and

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the Agent; provided, however, that Schedule 2 of this Agreement may be amended by either party from time to time by sending a notice containing a revised Schedule 2 to the other party in the manner provided in Section 12 and, upon such amendment, all references herein to Schedule 2 shall automatically be deemed to refer to such amended Schedule 2. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement. No implied waiver by a party shall arise in the absence of a waiver in writing signed by such party. No failure or delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder.
16.GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
17.Consent to Jurisdiction; Appointment of Agent; Waiver of Immunity; Judgment Currency.
(a)Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any of the transactions contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy (certified or registered mail, return receipt requested) to such party at the address in effect for notices under Section 12 of this Agreement and agrees that such service shall constitute good and sufficient notice of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.
(b)The Company irrevocably appoints Molecular Partners Inc., with registered office at 245 Main Street, Cambridge, MA 02142, United States of America, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided pursuant to this Agreement, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.
(c)To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Switzerland, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise)

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with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.
(d)The Company agrees to indemnify the Agent, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by the Agent as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.
18.Construction.
(e)The section and exhibit headings herein are for convenience only and shall not affect the construction hereof.
(f)Words defined in the singular shall have a comparable meaning when used in the plural, and vice versa.
(g)The words “hereof,” “hereto,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.
(h)Wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation.”
(i)References herein to any gender shall include each other gender.
(j)References herein to any law, statute, ordinance, code, regulation, rule or other requirement of any governmental authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any governmental authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder.
19.Permitted Free Writing Prospectuses. Each of the Company and the Agent represents, warrants and agrees that, unless it obtains the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, it has not made and will not make any offer relating to the Placement Shares that would constitute an issuer free writing prospectus, or that would otherwise constitute a free writing prospectus (as defined in Rule 405), required to be filed with the Commission. Any such free writing prospectus consented to by the Agent or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an issuer free writing prospectus, and that it has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
20.Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

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(a)the Agent has been retained to act as sales agent in connection with the sale of the Placement Shares, the Agent has acted at arms’ length and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Agent has advised or is advising the Company on other matters and the Agent has no duties or obligations to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth herein;
(b)the Company is capable of evaluating, and understanding and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;
(c)neither the Agent nor its affiliates have provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;
(d)the Company has been advised and is aware that the Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Agent and its affiliates have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and
(e)the Company waives, to the fullest extent permitted by law, any claims it may have against the Agent or its affiliates for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the transactions contemplated by this Agreement and agrees that the Agent and its affiliates shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders (or other equity holders), creditors or employees of the Company.
21.Recognition of the U.S. Special Resolution Regimes. In the event that the Agent is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
In the event that the Agent is a Covered Entity and the Agent or a BHC Act Affiliate of the Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

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22.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or electronic transmission. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
23.Use of Information. The Agent may not provide any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to any third party other than its legal counsel advising it on this Agreement and the transactions contemplated by this Agreement unless expressly approved by the Company in writing.
24.Agent’s Information. As used in this Agreement, “Agent’s Information” means solely the following information in the Registration Statement and the Prospectus: the first sentence of the ninth paragraph under the heading “Plan of Distribution” in the Prospectus Supplement.
All references in this Agreement to the Registration Statement, ADS Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR. All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement, ADS Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement, ADS Registration Statement or the Prospectus, as the case may be.
All references in this Agreement to “supplements” to the Prospectus shall include any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by the Agent outside of the United States.
[Remainder of Page Intentionally Blank]

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If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agent.

Very truly yours, MOLECULAR PARTNERS AG
By:	/s/ Andreas Emmenegger
Name: Andreas Emmenegger
Title: Chief Financial Officer

ACCEPTED as of the date first-above written: SVB SECURITIES LLC
By:	/s/ Peter M. Fry
Name: Peter M. Fry
Title: Head of Alternative Equities

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SCHEDULE 1
FORM OF PLACEMENT NOTICE
From:    [●]
    [TITLE]
    Molecular Partners AG,
    Wagistrasse 14, 8952
    Zurich-Schlieren, Switzerland
Cc:    [●]
To:    SVB Securities LLC
Subject:    SVB Securities—At the Market Offering—Placement Notice
Ladies and Gentlemen:
Pursuant to the terms and subject to the conditions contained in the Sales Agreement, dated July [●], 2022 (the “Agreement”), by and between Molecular Partners AG, a stock corporation (Aktiengesellschaft) organized under the laws of Switzerland (the “Company”), and SVB Securities LLC (“SVB Securities”), I hereby request on behalf of the Company that SVB Securities sell up to [●] common shares of the Company with a nominal value of CHF 0.10 each (the “Shares”) to be delivered in the form of American Depositary Shares (the “ADSs”), at a minimum market price of $      per ADS [; provided that no more than [ ] ADSs shall be sold in any one Trading Day (as such term is defined in Section 3 of the Agreement)]. Sales should begin [on the date of this Placement Notice] and end on [DATE] [until all ADSs that are the subject of this Placement Notice are sold].

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SCHEDULE 2
The Company
Patrick Amstutz, Chief Executive Officer
Andreas Emmenegger, Chief Financial Officer

SVB Securities
Dan Dubin (dan.dubin@svbsecurities.com)
Jon Civitarese (jon.civitarese@svbsecurities.com)
atm@svbsecurities.com

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SCHEDULE 3
Compensation
The Company shall pay SVB Securities compensation in cash equal to 3.00% of the gross proceeds from the sales of Placement Shares pursuant to the terms of the Sales Agreement of which this Schedule 3 forms a part.

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Exhibit 7(m)
MOLECULAR PARTNERS AG

OFFICERS’ CERTIFICATE
, 2022
Each of Patrick Amstutz, solely in his capacity as Chief Executive Officer of Molecular Partners AG, a corporation organized under the laws of Switzerland (the “Company”), and not in his individual capacity, and Andreas Emmenegger, solely in his capacity as Chief Financial Officer of the Company, and not in his individual capacity, does hereby certify pursuant to Section 7(m) of the Sales Agreement dated , 2022 (the “Sales Agreement”) by and between the Company and SVB Leerink LLC, that after due inquiry, to the best of the knowledge of the undersigned:
1.The representations and warranties of the Company in Section 6 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions relating to materiality or Material Adverse Effect, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date
2.The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.
3.[There have been no material changes to the Company Intellectual Property since [].]1

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Sales Agreement. Cooley LLP and Homburger AG, counsel to the Company, and Davis Polk & Wardwell LLP, counsel to the Agent, are entitled to rely upon this Certificate in connection with the opinions given by such firms pursuant to the Sales Agreement.
[Remainder of Page Intentionally Left Blank]
1 [NTD – Add for quarterly bring-down certificates, when IP opinion is not being delivered]

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In Witness Whereof, the undersigned have executed and delivered this Officers’ Certificate, on behalf of the Company as of the date first written above.

Patrick Amstutz Chief Executive Officer

Andreas Emmenegger Chief Financial Officer

[Signature Page to the Officers’ Certificate]

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